Exhibit 99.1

Aksys Receives Notification of Termination of Contract from Manufacturer of the
Company’s PHD System

Lincolnshire, IL —July 11, 2006 — Aksys®, Ltd. (NASDAQ: AKSY), a pioneer in innovative dialysis systems, today announced that it has received notification by letter from Delphi Medical Systems Colorado Corporation (“Delphi”), alleging that the contract manufacturing agreement between the two parties has been terminated due to nonpayment of amounts which Delphi alleges it is owed under the contract. The manufacturing agreement was entered by Aksys and a predecessor in interest to Delphi in February 2003 and covers the manufacture of Aksys’ product, the Personal Hemodialysis (PHD®) System, as well as the sale of spare parts related to the PHD System.

The Company believes that it has a sufficient inventory of new machines and spare parts on hand to continue operations for several months without any further shipments from Delphi. While Aksys is interested in resolving this dispute on a timely basis, Aksys is prepared to defend itself in litigation against Delphi’s claims.

About Aksys

Aksys, Ltd. produces hemodialysis products, providing services for patients suffering from kidney failure. The Company’s lead product, the PHD® System, is a currently available, advanced technology hemodialysis system designed to improve clinical outcomes of patients and reduce mortality, morbidity and the associated high cost of patient care. Further information is available on Aksys’ website: www.aksys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These statements are based on our views as of the date they are made with respect to future results or events. These forward-looking statements include, without limitation, statements relating to the merit of our defenses against Delphi’s claims, statements relating to the sufficiency of our current inventory of parts and machines, statements relating to the amount of funds required to finance our future operations  and other statements relating to the expected outcome of our dispute with Delphi. These forward-looking statements reflect our views as of the date they were made with respect to future events and financial performance, but are subject to many uncertainties and factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any of these risks could make it difficult for us to produce the PHD System on satisfactory commercial terms, if at all, and could adversely affect the price of our common stock and our business, financial condition and results of operations. We believe factors that could cause such a difference include, but are not limited to, the following: (i) our ability to successfully pursue defenses to Delphi’s claims; (ii) uncertainties concerning our ability to resolve the dispute with Delphi on a timely basis; (iii) our ability to resume purchases of spare parts from Delphi or establish new sourcing relationships for spare parts on acceptable terms and a timely basis or at all; (iv) our ability to obtain additional capital on acceptable terms and in a sufficient amount to run our business; (v) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (vi) risks related to uncertain unit pricing and product cost, which may not be at levels that permit us to be profitable; (vii) uncertainties regarding our ability to maintain listing on the Nasdaq Capital Market; (viii) risks related to quality control issues and consistency of service applicable to the PHD System; (ix) market, regulatory reimbursement and competitive conditions; (x) risks related to the failure to meet additional development and manufacturing milestones for the current or next-generation PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (xi) risks inherent in relying on third parties to manufacture the current PHD System or develop the next-generation PHD System; (xii) changes in quality system regulations and our ability to market and contract for the manufacture of the PHD System in accordance with regulations imposed by the Food and Drug Administration and other similar regulatory authorities, and the potential adverse impact on our company of failing to maintain or obtain any such clearances and approvals; (xiii) risks and uncertainties with respect to our development agreement with DEKA relating to the next generation PHD System; (xiv) risks related to our relationship with Durus Life Sciences Master Fund Ltd. and its affiliates; (xv) risks related to our new PHD System operating districts strategy and focused resource allocation; and (xvi) other factors detailed in our filings with the SEC, including our recent filings on Forms 10-K, 10-Q and 8-K. We do not undertake to publicly update or revise our forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CONTACTS: Lisa Burns (investors) or Clay Kramer (investors),
ckramer@burnsmc.com, or Justin Jackson (media), jjackson@burnsmc.com, all of Burns
McClellan for Aksys, +1-212-213-0006

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